EXHIBIT 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              RUSSELL-STANLEY CORP.


                        * * * * * * * * * * * * * * * * *

                          Pursuant to Provisions of the
                       New Jersey Business Corporation Act

                        * * * * * * * * * * * * * * * * *


                  The undersigned officer of Russell-Stanley Corp. (the "Corporation"), acting pursuant to the New Jersey Business Corporation Act, does hereby certify that the Corporation's Certificate of Incorporation shall be amended and restated as set forth below:

                  FIRST: The name of the Corporation (hereinafter called the "Corporation") is

                              RUSSELL-STANLEY CORP.

                  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of New Jersey is Greenbaum, Rowe, Smith, Ravin, Davis & Bergstein, 99 Wood Avenue South, Woodbridge, New Jersey 07095 and the name of the registered agent of the Corporation in the State of New Jersey is W. Raymond Felton.

                  The seven members of the Board of Directors of the Corporation are Daniel S. O'Connell, Norman W. Alpert, Daniel W. Miller, Arthur J. Nagle, Leonard Lieberman, John W. Priesing and Vincent J. Naimoli and their addresses are c/o Russell-Stanley Corp., 230 Half Mile Road, Red Bank, New Jersey 07701.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the New Jersey Business Corporation Act.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,924,208, of which 1,524,208 shares shall be shares of Common Stock, par value $0.01 per share, 400,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

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                  The relative rights, preferences and limitations of the shares of Preferred Stock shall be as follows:

                           A.  SERIES A PREFERRED STOCK

                  1. DESIGNATION OF SERIES A PREFERRED STOCK. The distinctive designation of a series of Preferred Stock shall be the "$15.00 Cumulative Exchangeable Redeemable Series A Preferred Stock" (the "Series A Preferred Stock"). The maximum number of authorized shares of Series A Preferred Stock shall be 200,000 provided that the maximum number of shares which may be issued shall be the 90,000 shares initially issued upon conversion of the shares of preferred stock of Vestar/R-S Holdings Corporation, a Delaware corporation ("Holdings") pursuant to the Agreement and Plan of Merger dated as of October 13, 1989 by and between Holdings and the Corporation (the "Agreement and Plan of Merger") plus such additional number of shares as are issued as stock dividends pursuant to Section A.2 of this Article Fourth.

                  2. DIVIDENDS. (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends at the annual rate of $15.00 per share, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor after taking into account any permitted revaluation of the assets of the Corporation (the "Legally Available Funds"), payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a "Series A Dividend Payment Date"), commencing on September 30, 1989. The dividends payable on the Series A Preferred Stock shall be paid to the holders of shares (whether whole or fractional) of the Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on such date (the "Series A Record Date") as shall be fixed by the Board of Directors, which Series A Record Date shall not be more than 60 nor less than 10 days prior the Series A Dividend Payment Date and shall not precede the date upon which the resolution fixing such Series A Record Date is adopted. Dividends in arrears may be declared and paid at any time, without reference to any regular Series A Dividend Payment Date, to holders of shares (whether whole or fractional) of the Series A Preferred Stock as they appear on the stock records of the Corporation on such date as shall be fixed by the Board of Directors, which record date shall not be more than 60 nor less than 10 days prior to the payment date thereof and shall not precede the date upon which the resolution fixing such record date is adopted. Any dividend accruing in respect of the first 20 Series A Dividend Payment Dates may, in the sole discretion of the Corporation, be paid in cash or by issuing additional shares (whether whole or fractional) of the Series A Preferred Stock; PROVIDED, HOWEVER, that any dividend paid in connection with a redemption pursuant to Section A.3.2 or A.3.3 of this Article Fourth shall be paid in cash. For purposes of calculating any dividend to be paid in shares of Series A Preferred Stock, each whole share of the Series A Preferred Stock paid as a dividend hereunder shall be deemed to have a value equal to $100 and each fractional share of the Series A Preferred Stock paid as a dividend hereunder shall be deemed to have a value equal to the product obtained by multiplying such fraction by $100. The issuance of such additional shares of the Series A Preferred Stock shall constitute full payment of the dividend otherwise payable in cash. The Corporation may, at its option, pay in cash the liquidation value of fractional shares of the Series A Preferred Stock in lieu of issuing fractional shares thereof as a dividend.

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                  (b) In the case of shares or fractions thereof of the Series A
Preferred Stock issued as dividends on shares of the Series A Preferred Stock, such dividends shall be cumulative from the Series A Dividend Payment Date in respect of which such shares were deemed to have been issued as a dividend. Such shares shall be deemed to have been issued on the Series A Dividend Payment Date on which they accrue. In all other cases, dividends shall be cumulative on each share of Series A Preferred Stock from June 12, 1989 (regardless of the fact that such shares were not outstanding on such date).

                  (c) Dividends payable on the Series A Preferred Stock for any period more or less than a full quarterly dividend period shall be computed on the basis of a 360 day year of twelve 30 day months.

                  (d) All dividends paid with respect to shares of Series A Preferred Stock pursuant to Section A.2(a) of this Article Fourth shall be paid PRO RATA to the holders of the Series A Preferred Stock based upon the liquidation preference of the shares of Series A Preferred Stock held by each holder.


                             3. REDEMPTION OF SERIES A PREFERRED STOCK

                  3.1 MANDATORY REDEMPTION. On June 30, 2001, the Corporation will, to the extent it has Legally Available Funds therefor, redeem all of the shares of Series A Preferred Stock then outstanding; PROVIDED, HOWEVER, that if the Corporation's 14.5% Series A Senior Subordinated Notes due 1999 (the "Series A Senior Subordinated Notes") and 14.5% Series B Senior Subordinated Notes due 1999 (the "Series B Senior Subordinated Notes" and, together with the Series A Senior Subordinated Notes, the "Senior Subordinated Notes") and all monetary obligations under the Revolving Credit Agreement dated as of June 12, 1989 among Holdings, the banks party thereto and The First National Bank of Boston, as agent, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement") have been repaid on or prior to June 30, 1999, then, in such case, the Series A Preferred Stock will be redeemed on June 30, 1999. Redemption pursuant to this Section A.3.1 shall be made at a cash redemption price of $100 per share, plus an amount in cash equal to all accrued but unpaid dividends to the date of redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared).

                  3.2 OPTIONAL REDEMPTION. The Series A Preferred Stock is not redeemable at the option of the Corporation prior to June 30, 1992. On or after June 30, 1992, the Series A Preferred Stock shall be redeemable at the option of the Corporation by resolution of its Board of Directors, on thirty days' notice, at any time in whole, or from time to time in part, at a cash redemption price equal to $100 per share plus the Yield-Maintenance Premium (as defined below) plus an amount in cash equal to all dividends accrued but unpaid to the date fixed for redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared). The redemption price, including any accrued and unpaid dividends and the Yield Maintenance Premium, shall be payable out of Legally Available Funds.

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                  For purposes of this Section 3.2, the following definitions shall apply:

                        "Called Liquidation Preference Value" means, with
                  respect to any share of Series A Preferred Stock, the liquidation preference value of such share of Series A Preferred Stock that is to be redeemed pursuant to Section
                  A.3.2 or A.3.3 of this Article Fourth.

                       "Net Present Value" means, with respect to the Called
                  Liquidation Preference Value of any share of Series A Preferred Stock, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Liquidation Preference Value from their respective scheduled due dates to the Settlement Date with respect to such Called Liquidation Preference Value, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such Called Liquidation Preference Value.

                       "Reinvestment Yield" means, with respect to the Called
                  Liquidation Preference Value of any share of Series A Preferred Stock, the yield equal to the sum of (a) the yield to maturity implied by the Treasury Constant Maturity Series yield reported in Federal Reserve Statistical Release H.15
                  (519) (or if such publication is not available, the yield quotations for U.S. Treasury Notes (having yields reasonably representative of then current yields) received from three New York dealers of U.S. Treasury Notes of recognized standing) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining Weighted Average Life to Maturity of such Called Liquidation Preference Value as of such Settlement Date and (b) either 1% during the period from July 1, 1992 through June 30, 1994 or 2.5% during the period from July 1, 1994 through June 30, 1999. Such implied yield shall be determined (a) by calculating the remaining Weighted Average Life to Maturity of such Called Liquidation Preference Value rounded to the nearest quarter-year and (b) if necessary, by interpolating linearly between such Weighted Average Life to Maturity using the latest one week moving average ending on the Settlement Date.

                            "Remaining Scheduled Payments" means, with respect
                  to the Called Liquidation Preference Value of any share of Series A Preferred Stock, all payments of such Called Liquidation Preference Value and dividends thereon that would be due on or after the Settlement Date with respect to such Called Liquidation Preference Value if no payment of such Called Liquidation Preference Value were made prior to its scheduled due date.

                       "Settlement Date" means, with respect to the Called
                  Liquidation Preference Value of any share of Series A Preferred Stock, the date on which such Called Liquidation Preference Value is to be redeemed pursuant to Section A.3.2 or A.3.3 of this Article Fourth.

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                           "Weighted Average Life to Maturity" of any redemption
                  payment means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such payment by the then amount of such payment. The term "Remaining Dollar-years" of any redemption payment means the amount obtained by (1) multiplying the amount of each repayment or redemption, including repayment or redemption at final maturity or other retirement, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date as of which the calculation is made and the date of that required repayment or redemption and
                  (2) totaling all the products obtained in (1).

                       "Yield-Maintenance Premium" shall mean, with respect to
                  any share of Series A Preferred Stock, a premium equal to the excess, if any, of the Net Present Value of the Called Liquidation Preference Value of such share of Series A Preferred Stock over such Called Liquidation Preference Value. The Yield-Maintenance Premium shall in no event be less than zero.

                  3.3 REDEMPTION UPON OCCURRENCE OF TRIGGERING EVENT. (a) On or prior to the occurrence of a Triggering Event (as defined below), the Corporation shall redeem the Series A Preferred Stock at the following cash redemption prices (expressed as percentages of Called Liquidation Preference Value) if redeemed during the periods set forth below:

         PERIOD                              PERCENTAGES

         Prior to July 1, 1994               103.5%
         July 1, 1994 and thereafter         100%

together with all accrued but unpaid dividends in cash to the date of the redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared).

                  (b) Notwithstanding the provisions of Section A.3.3(a) of this Article Fourth, if the sum of (i) the amount payable to (A) holders of the Series A Senior Subordinated Notes under Section 3.7(a) of the Indenture dated as of June 12, 1989 between the Corporation and United States Trust Company of New York, as Trustee, as amended, supplemented or otherwise modified from time to time (the "1989 Indenture") and (B) holders of the Series B Senior Subordinated Notes under Section 3.7(a) of the Indenture dated as of June 23, 1994 between the Corporation and United States Trust Company of New York, as Trustee, as amended, supplemented or otherwise modified from time to time (the "1994 Indenture" and, together with the 1989 Indenture, the "Senior Indentures"), (ii) the amount payable to holders of the Preferred Stock under Sections A.3.3(a) and B.3.3(a) of this Article Fourth and/or holders of the Debentures (as defined in Section B.6(a) of this Article Fourth) under Section
3.7 of each of the Indentures (as defined in Section B.6(a) of this Article Fourth); and (iii) the amount of the cash and fair market value of all securities or other property deliverable to a holder of the

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         number of shares of Common Stock receivable upon exercise of (A) the
         Corporation's Common Stock Warrants, originally issued by the Corporation pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of June 12, 1989 originally entered into between Holdings and the Purchasers named therein and assumed by the Corporation pursuant to the Agreement and Plan of Merger and (B) the Corporation's Common Stock Warrants issued in exchange therefor (collectively with such Common Stock Warrants originally issued pursuant to the Securities Purchase Agreement, the "Warrants") and/or exchange of the Warrant Stock (as defined in the Warrants) outstanding on the date of the Triggering Event or (if no cash, securities or property is so deliverable) the value of the Warrant Stock (as hereinafter determined) plus, if any portion of Warrants have been repurchased prior to the Triggering Event, the price paid for such Warrants pursuant to the Repurchase Offer (as defined in the Warrants) for such Warrants, would be less than the sum of (x) the amount which would be payable to (A) holders of the Series A Senior Subordinated Notes if the Series A Senior Subordinated Notes were redeemed at the redemption price applicable under Paragraph 5 of the Series A Senior Subordinated Notes and (B) holders of the Series B Senior Subordinated Notes if the Series B Senior Subordinated Notes were redeemed at the redemption price applicable under Paragraph 5 of the Series B Senior Subordinated Notes and (y) the amount which would be payable to holders of the Preferred Stock if the Preferred Stock were redeemed under Section A.3.2 and B.3.2 of this Article Fourth and/or holders of the Debentures under Section 3.7 of the Indentures, then the Series A Preferred Stock shall be redeemed at the redemption price determined in accordance with Section A.3.2 of this Article Fourth together with all accrued and unpaid dividends to the date of redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared). For purposes of this Section A.3.3(b) the value of the Warrant Stock (in circumstances where no cash and/or securities or other property are deliverable to a holder of the Common Stock receivable on exercise of the Warrants and/or exchange of the Warrant Stock) and the fair market value of any securities receivable by a holder of shares of Common Stock upon a Triggering Event for which there exists a public market shall be the average of the daily market prices for 30 consecutive Business Days (as defined in the Senior Indentures) commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices of such day in the over-the-counter market, as furnished by the National Association of Securities Dealers ("NASD") Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders (as defined in the Warrants, subject to the qualification below) and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Corporation. In the case the Warrant Stock is not then publicly traded or such consideration includes any

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         securities for which there exists no public market or other property, the value shall be the appraised value of such securities or properties as determined by an independent investment banking firm of nationally recognized standing mutually agreed upon by the Corporation and the Majority Holders or, if they cannot agree upon such selection, as selected by two such independent investment banking firms of nationally recognized standing, one of which shall be selected by the Majority Holders and one of which shall be selected by the Corporation. For purposes of this provision, Majority Holders (as defined in the Warrants) shall be determined solely with reference to those holders of Warrants immediately prior to the commencement of Exercise Period (as defined in the Warrants).

                  (c) The redemption price, including any accrued and unpaid dividends and any applicable premium, shall be payable out of the Legally Available Funds.

                           For purposes of this Section A.3.3, the following
definitions shall apply:

                           "Triggering Event" means (a) a sale or exchange of
                  all or part of any class of securities issued by the Corporation pursuant to an effective registration statement (other than a sale or exchange covered by one or more registration statements relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit plan to purchase an aggregate of no more than 7% of the Common Stock of the Corporation on a fully diluted basis) or a distribution of such securities to the public in a transaction exempt from registration under the Securities Act (as defined in the Senior Indentures) including, without limitation, Rule 144 thereunder (provided that immediately following such distribution the Corporation is subject to the reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended), which results in 25% or more of the Common Stock of the Corporation determined on a fully diluted basis having been sold in one or more such sales, exchanges or distributions, (b) a Disposition, (c) a Surviving Combination,
                  (d) a Non-Surviving Combination and (e) a Sale of Control.

                       "Disposition" means a sale, lease, exchange, conveyance
                  or other disposition of all or substantially all of the Corporation's assets in one transaction or a series of transactions to another Person (as defined in the Senior Indentures).

                       "Surviving Combination" means any merger, consolidation,
                  or other business combination of the Corporation (other than a Permitted Merger) pursuant to which the Corporation is the surviving corporation.

                       "Non-Surviving Combination" means any merger,
                  consolidation or other business combination of the Corporation (other than any Permitted Merger), pursuant to which the Corporation is not the surviving corporation.

                       "Permitted Merger" means any merger of the Corporation
                  into a wholly-owned Subsidiary of the Corporation, any merger of a wholly-owned Subsidiary of the Corporation into the Corporation or any wholly- owned Subsidiary of the

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                  Corporation, provided each such merger complies with Article 5 of each of the Senior Indentures, Article IV of the Senior Subordinated Note Guaranty Agreement dated June 12, 1989 made by the guarantors thereunder and Article IV of the Senior Subordinated Note Guaranty Agreement dated as of June 23, 1994 made by the guarantors thereunder.

                       "Sale of Control" means (i) the transfer in one
                  transaction or in a series of transactions of more than 50% of any class of Voting Securities issued by the Corporation then outstanding to a person or a group which, in connection with all of such transactions, would be deemed a "person" under
                  Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or (ii) any sale or other disposition by the Corporation or Vestar/R-S Investment Limited Partnership of any class of Voting Securities of the Corporation which results in Vestar/R-S Investment Limited Partnership owning less than 40% of the voting securities of the Corporation then outstanding on a fully-diluted basis.

                       "Voting Securities" of any corporation means any shares
                  of capital stock of such corporation having general voting power under ordinary circumstances, when voting (together with one or more other classes, if any) as a class, to elect a majority of the board of directors of such corporation irrespective of whether or not at the time securities of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                       "Subsidiary" means (i) any corporation of which the
                  outstanding stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries or by one or more Subsidiaries, (ii) any other Person (as defined in the Senior Indentures) of which at least a majority of voting interest, under ordinary circumstances, is at the time, directly or indirectly, owned or controlled by the Corporation or by the Corporation and one or more Subsidiaries or by one or more Subsidiaries or (iii) any partnership or joint venture in which the Corporation or a Subsidiary is a general partner or joint venturer.

                  3.4 REDEMPTION PROCEDURES. (a) If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed pro rata based upon the aggregate shares held by each holder of Series A Preferred Stock.

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption (the "Series A Redemption Date") of shares of the Series A Preferred Stock, a written notice (the "Series A Redemption Notice") shall be mailed to each holder of record of shares of the Series A Preferred Stock to be redeemed in a postage-prepaid envelope addressed to such holder at the last address of such holder shown on the records of the Corporation; PROVIDED, HOWEVER, that no failure to give such notice nor any defect

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                  therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed, except as to a holder to whom the Corporation has failed to give such notice or except as to a holder whose notice was defective. Such notice shall specify (i) the number of shares being redeemed, (ii) the Series A Redemption Date and (iii) the redemption price and an amount equal to all dividends accrued and unpaid thereon to and including the Series A Redemption Date. In the case of a redemption pursuant to Section A.3.2 or A.3.3 of this Article Fourth, payment shall be accompanied by a notice setting forth a calculation of the redemption price. The Series A Redemption Notice shall call upon such holder to surrender to the Corporation on the Series A Redemption Date, at the place or places designated in the Series A Redemption Notice, the certificate or certificates representing the number of shares of the Series A Preferred Stock specified in the Series A Redemption Notice to be redeemed. On and after the Series A Redemption Date, each holder of shares of the Series A Preferred Stock to be redeemed shall be entitled to receive the redemption price for such shares upon the presentation and surrender of the certificate or certificates representing such shares at one of the places designated in the Series A Redemption Notice. Each surrendered certificate shall be cancelled. If less than all of the shares represented by any certificate are redeemed, a new certificate shall be issued representing the shares not redeemed. From and after the Series A Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), or from and after the date the Series A Redemption Notice has been sent as aforesaid and a sum sufficient to redeem the shares of the Series A Preferred Stock called for redemption together with all dividends accrued thereon to the Series A Redemption Date, shall have been irrevocably deposited or set aside, all dividends on the shares of the Series A Preferred Stock designated for redemption in the Series A Redemption Notice shall cease to accrue, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof plus dividends thereon to the Series A Redemption Date, upon the surrender of certificates representing such shares, shall cease and terminate, such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                           Shares of Series A Preferred Stock redeemed pursuant to this Section A.3 shall not be reissued.

                  4. VOTING RIGHTS. (a) The holders of the Series A Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any matter or in any proceeding or to be represented on any matter or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. The holders of the Series A Preferred Stock shall be entitled to one vote for each share held on any matter as to which they shall be entitled to vote.

                  (b) If, at any time (i) the equivalent of four or more full quarterly dividend payments on the Series A Preferred Stock shall be in arrears or (ii) the Corporation fails to make the mandatory redemption payment required by Section A.3.1 of this Article Fourth or the redemption payment upon the occurrence of triggering events required by Section A.3.3 of this Article Fourth, then, during the period (the "Series A Class Voting

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                  Period") commencing with such time and ending, with respect to clause (i) above, at the time when all arrears in dividends on the Series A Preferred Stock shall have been paid and the full dividend on the Series A Preferred Stock for the then current dividend period shall have been paid or declared and set apart for payment and, with respect to clause (ii) above, at the time when such mandatory redemption payment shall have been made, the number of directors constituting the Board of Directors shall, without further action, be increased by the greater of (i) two directors or (ii) 25% (rounded to the nearest whole number) and the holders of a majority of the outstanding shares of the Series A Preferred Stock shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to nominate and elect directors of the Corporation to fill such newly created directorships, the remaining directors to be nominated and elected as otherwise provided in this Restated Certificate of Incorporation.

                  (c) During the Series A Class Voting Period, the right of the holders of the Series A Preferred Stock to elect directors may be exercised initially either at a special meeting of the holders of the Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of nominating the electing directors and thereafter at such annual meetings or by the written consent of the holders of the Series A Preferred Stock pursuant to the New Jersey Business Corporation Act.

                  (d) At any time after the Series A Class Voting Period shall have commenced, and if the voting rights of the holders of the Series A Preferred Stock shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written requests of holders of record of 25% of the shares of the Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Series A Preferred Stock for the purpose of nominating and electing directors to fill the directorships created by the commencement of the Series A Class Voting Period. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 25% of the shares of the Series A Preferred Stock then outstanding may designate in writing a holder of the Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section A.4(d). Notwithstanding the provisions of this Section A.4(d), however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (e) At any meeting held for the purpose of nominating and electing directors at which the holders of the Series A Preferred Stock shall have the right to nominate and elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting of adjournment thereof (i) the absence of a quorum of the holders of the Series A Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Series A Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be nominated and elected by the holders of the Series A Preferred Stock entitled to nominate and elect such directors and
(ii) in the absence of a quorum of the holders of any class stock entitled to vote for the election of directors, a majority of the holders of such class present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (f) Any director who shall have been elected by holders of the Series A Preferred Stock, or appointed by any director or directors so elected as herein contemplated, may be removed at any time during a Series A Class Voting Period, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy thereby created may be filled during such Series A Class Voting Period by the holders of the Series A Preferred Stock, present in person or represented by proxy at such meeting. If any director elected by the Board of Directors of the Corporation to replace a director elected by holders of the Series A Preferred Stock, or appointed by a director or directors in the manner provided in this sentence, dies, resigns, or otherwise ceases to be a director, the resulting vacancy shall, except as otherwise provided in the preceding sentence, be filled by the remaining director(s) theretofore elected by the holders of the Series A Preferred Stock. At the end of the Series A Class Voting Period, (i) the holders of the Series A Preferred Stock shall be automatically divested of all voting power vested in them hereunder, subject always to the subsequent vesting hereunder of voting rights in the holders of the Series A Preferred Stock, as provided in Section A.4(b) of this Article Fourth, (ii) the term of all directors elected by the holders of the Series A Preferred Stock pursuant to the provisions hereof shall expire and (iii) the number of directors constituting the Board of Directors shall, without further action, be decreased by the number of directors whose terms shall have so expired.

                  (g) The Corporation shall indemnify and hold harmless each director elected by the holders of Series A Preferred Stock or appointed by the director so elected pursuant to the provisions of this Section A.4 against any expenses, including attorneys' fees, fines, losses, claims, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any threatened, pending, or completed claim, action, suit, proceeding or investigation arising out of or pertaining to his service as a director of the Corporation to the fullest extent permitted by law; each such director shall be entitled to advancement of expenses prior to a final disposition of such claim, action, suit, proceeding or investigation upon receipt of an undertaking by such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation in accordance with applicable law. The provisions hereof regarding indemnification and advancement of expenses shall not be deemed exclusive of any other rights which such director seeking indemnification or advancement of expenses may be entitled to under the provisions of this Restated Certificate of Incorporation or by-laws of the Corporation or any agreement with the Corporation to which he is a party.

                  (h) For the purposes of this Section A.4, no shares of Series A Preferred Stock held by the Corporation or any of its affiliates shall be deemed to be outstanding shares of Series A Preferred Stock.

                  5. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation available for distribution to stockholders, and after payment of the Series B Preferred Stock pursuant to Section B.5 below, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for such distribution, the amount of $100 in cash for each share of the Series A Preferred Stock, plus an amount in cash equal to all dividends (whether or not declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock or any other capital stock of the Corporation (other than the Series B Preferred Stock). After payment shall have been made to the holders of shares of the Series A Preferred Stock and the Series B Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes or series of stock ranking on liquidation junior to the Series A Preferred Stock shall be entitled, to the exclusion of the holders of shares of the Series A Preferred Stock and Series B Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to holders of the Series A Preferred Stock, the holders of such shares shall share ratably in such distribution of assets based upon the shares held by such holders of Series A Preferred Stock.

                           For purposes hereof, a liquidation, dissolution or winding up shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or (ii) a sale, lease or exchange of all or substantially all of the Corporation's assets.

                  6. EXCHANGE. (a) The shares of the Series A Preferred Stock are exchangeable, in whole but not in part, at the option of the Corporation at any time on any Series A Dividend Payment Date, subject to certain restrictions in the Credit Agreement, for the Corporation's 15% Series A Junior Subordinated Debentures Due 2001 (the "Series A Debentures"), which Series A Debentures shall be issued pursuant to an indenture (the "Series A Indenture") and guarantied pursuant to a guaranty (the "Series A Guaranty"), which Series A Indenture and Series A Guaranty shall be in substantially the forms of the indenture and the guaranty, respectively, attached as Exhibits F and G, respectively, of the Securities Purchase Agreement with such changes therein as may be approved by the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock (a copy of each of the Series A Indenture and the Series A Guaranty will be made available for inspection at the Corporation's principal place of business by any holder of shares of the Series A Preferred Stock; with the aggregate amount of Series A Debentures and Series A Guaranties issuable thereunder, the name of the trustee and related provisions completed where applicable); PROVIDED, HOWEVER, that on the date of exchange (i) if the shares of the Series A Preferred Stock are registered under the Securities Act, the Series A Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) there shall be no dividend arrearages (including the dividend payable on the date of exchange) on the shares of the Series A Preferred Stock, (iii) the Corporation shall not be in default in its obligations under Section A.3 of this Article Fourth, (iv) an "Event of Default" (as such term is defined in the Series A Indenture and the Series A Guaranty) shall not have occurred and be continuing (after giving effect to the exchange of the Series A Preferred Stock for the Series A Debentures as contemplated herein), (v) all of the conditions for the authentication of the Series A Debentures and the Series A Guaranties shall have been satisfied; and (vi) an opinion of counsel to the Corporation as to the due authorization, execution, delivery and validity of the Series A Indenture and the Series A Debentures, the exchange of Series A Preferred Stock therefor and any qualification of the Series A Indenture under the Trust Indenture Act of 1939, as amended, shall have been delivered to the trustee under the Series A Indenture. Holders of outstanding shares of the Series A Preferred Stock will be entitled to receive $100 principal amount of Series A Debentures in exchange for each share of the Series A Preferred Stock held by them at the time of exchange. In the event that such exchange would result in the issuance of a Series A Debenture to a holder of the Series A Preferred Stock in a principal amount which is not a multiple of $1,000, at the option of the Corporation, the difference between such principal amount and the highest multiple of $1,000 which is less than such principal amount shall be paid to such holder in cash.

                  (b) The Corporation will mail to each holder of record of shares of the Series A Preferred Stock written notice (the "Series A Exchange Notice") of its intention to exchange not less than 30 nor more than 60 days prior to the date fixed for the exchange (the "Series A Exchange Date"). Each Series A Exchange Notice shall state (i) the Series A Exchange Date, (ii) the place or places where certificates for such shares of the Series A Preferred Stock are to be surrendered for exchange into Series A Debentures and (iii) a statement that dividends will cease to accrue on the Series A Exchange Date. Neither the form of Series A Indenture nor the form of Series A Guaranty may be amended or supplemented before the Series A Exchange Date without the affirmative vote or written consent of the holders of a majority in outstanding liquidation preference of the then outstanding shares of the Series A Preferred Stock, except for such changes as would not adversely affect the rights of the holders of the Series A Preferred Stock. The Corporation will cause the Series A Debentures to be authenticated on the Series A Exchange Date and the Corporation will pay interest on the Series A Debentures at the rate and on the dates specified in the Series A Indenture from the Series A Exchange Date.

                  (c) The shares of the Series A Preferred Stock are exchangeable, in whole or in part, at the option of the holders thereof at any time or from time to time on any Series A Dividend Payment Date on or after June 30, 1997, for the Series A Debentures, which Series A Debentures shall be issued pursuant to the Series A Indenture and Series A Guaranty referred to in Section A.6(a) of this Article Fourth, and the Corporation shall take all action necessary to fulfill the requirements set forth in the proviso in Section A.6(a) of this Article Fourth. Holders of outstanding shares of the Series A Preferred Stock who exercise their option to exchange such shares for Series A Debentures will be entitled to receive $100 principal amount of Series A Debentures plus cash equal to all accrued and unpaid dividends through the Series A Exchange Date in exchange for each share of the Series A Preferred Stock so exchanged. Such holder may, at its option by prompt written notice to the Corporation, elect to receive additional Series A Debentures in the principal amount equal to such accrued but unpaid dividends together with the Series A Debentures exchanged for Series A Preferred Stock. In the event that accrued and unpaid dividends on such holder's shares of Series A Preferred Stock are not paid in cash or, at such holder's option, received as additional Series A Debentures in lieu of cash, such accrued and unpaid dividends shall remain outstanding and such holder's rights thereto shall not be impaired by such exchange. The Corporation shall not be obligated to issue Series A Debentures in exchange for shares of Series A Preferred Stock in accordance with this provision unless the aggregate liquidation preference value of the Series A Preferred Stock to be exchanged for Series A Debentures is equal to or greater than $1,000.

                  (d) In the case of an exchange pursuant to Section A.6(c) of this Article Fourth, each of the holders of record of shares of the Series A Preferred Stock may mail, telecopy or personally deliver to the Corporation a written request (the "Series A Holder Exchange Request") stating such holder's intention to exchange shares of Series A Preferred Stock for Series A Debentures on a date which shall be not more than 15 nor less than 3 days after the date of such Series A Holder Exchange Request (the "Series A Holder Exchange Date") and the number of shares to be exchanged. If the accrued dividends on any shares to be exchanged for the Series A Debentures are not $1,000 or a multiple thereof, the difference between the principal amount of Series A Debentures receivable in exchange therefor and the highest multiple of $1,000 which is less than such principal amount shall be paid to such holder in cash on the Series A Holder Exchange Date. The Corporation shall, upon receipt of any Series A Holder Exchange Request, mail to the holder requesting an exchange a written notice (the "Series A Holder Exchange Notice") stating (i) the place or places where certificates for such shares of the Series A Preferred Stock are to be surrendered for exchange into Series A Debentures and the payment of any accrued dividend, and (ii) a statement that dividends will cease to accrue on the Series A Holder Exchange Date; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the exchange of any shares of Series A Preferred Stock to be exchanged, except as to a holder to whom the Corporation has failed to give such notice or except as to the holder whose notice was defective.

                  (e) If the Series A Exchange Notice or the Series A Holder Exchange Notice, as the case may be, has been mailed as aforesaid, and if the Corporation has satisfied all of the terms and conditions of this Section A.6 and issued the Series A Debentures in accordance with the terms hereof on the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be, from and after the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be (unless default shall be made by the Corporation in issuing Series A Debentures in exchange for, or in making the final dividend payment on, the outstanding shares of the Series A Preferred Stock on the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be), dividends on the shares of the Series A Preferred Stock shall cease to accrue, such shares shall no longer be deemed to be issued and outstanding for any purpose, and all rights of the holders of shares of the Series A Preferred Stock (except the right to receive from the Corporation the Series A Debentures and cash for any accrued and unpaid dividends payable on the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be, including dividends accruing to and including the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be) shall cease and terminate. Upon surrender in accordance with the Series A Exchange Notice or the Series A Holder Exchange Notice, as the case may be, of the certificates for any shares of the Series A Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the Series A Exchange Notice or the Series A Holder Exchange Notice, as the case may be, shall so state), such shares shall be exchanged by the Corporation into Series A Debentures as aforesaid. In the event that the Corporation defaults in issuing Series A Debentures in exchange for any of the Series A Preferred Stock, from and after the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be, the holder of such shares shall be entitled to receive the Series A Debentures and all payments thereon (including interest and redemption payments) as if the Series A Debentures had actually been issued on the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be. In such event, the holders of Series A Preferred Stock shall retain the right to receive any accrued and unpaid dividends on such shares (including dividends accruing to and including the Series A Exchange Date or the Series A Holder Exchange Date, as the case may be).

                  7. LIMITATIONS. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the shares of the Series A Preferred Stock then outstanding, voting as a class, authorize, create or issue any (A) equity securities of the Corporation having rights, preferences or priorities (including dividend and liquidation preferences) on a parity with or superior to the Series A Preferred Stock or (B) any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having rights, preferences or priorities (including dividend and liquidation preferences) on a parity with or superior to the Series A Preferred Stock.

                  8. AMENDMENTS. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least 80% of the shares of the

                  Series A Preferred Stock then outstanding, voting as a class, alter, amend, modify or supplement this Section A of Article Fourth or change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect such stock adversely, except that no such alteration, amendment, modification or supplement of the payment terms, voting rights or exchange rights of the Series A Preferred Stock shall be made without the affirmative vote or the written consent of the holders of 100% of the Series A Preferred Stock then outstanding.

                  9. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of the Series A Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  10. NOTICES. Any notice required by the provisions of this Article Fourth to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.


                           B.  SERIES B PREFERRED STOCK

                           1. DESIGNATION OF SERIES B PREFERRED STOCK. The distinctive designation of a series of Preferred Stock shall be the "$15.00/$17.50 Cumulative Exchangeable Redeemable Series B Preferred Stock" (the "Series B Preferred Stock"). The maximum number of authorized shares of Series B Preferred Stock shall be 200,000 provided that the maximum number of shares which may be issued shall be the number of shares initially issued upon exchange of the Series B Preferred Stock for the Series A Preferred Stock, plus such additional number of shares as are issued as stock dividends pursuant to Section
         B.2 of this Article Fourth. The Series B Preferred Stock shall, with respect to dividend rights and rights on any liquidation, winding up or dissolution of the Corporation, rank prior to the Series A Preferred Stock and the Common Stock.

                           2.  DIVIDENDS.
         (a) The holders of the Series B Preferred Stock shall be entitled to receive dividends, except as otherwise provided in this Section B.2 below, at the annual rate of $15.00 per share, when, as and if declared by the Board of Directors of the Corporation out of Legally Available Funds, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a "Series B Dividend Payment Date"), commencing on September 30, 1994. The dividends payable on the Series B Preferred Stock shall be paid to the holders of shares (whether whole or fractional) of the Series B Preferred Stock as they appear on the stock records of the Corporation at the close of business on such date (the "Series B Record Date") as shall be fixed by the Board of Directors, which Record Date shall not be more than 60 nor less than 10 days prior to the Series B Dividend Payment Date and shall not precede the date upon which the resolution fixing such Series B Record Date is adopted. Dividends in arrears may be declared and paid at any time, without reference to any regular Series B Dividend Payment Date, to holders of shares (whether whole or fractional) of the Series B Preferred Stock as they appear on the stock records of the Corporation on such date as shall be fixed by the Board of Directors, which record date shall not be more than 60 nor less than 10 days prior to the payment date thereof and shall not precede the date upon which the resolution fixing such record date is adopted. Any dividend accruing on or prior to June 30, 1999 may, in the sole discretion of the Corporation, be paid (A) in cash at the annual rate set forth above or (B) by issuing additional shares (whether whole or fractional) of the Series B Preferred Stock at the annual rate of $17.50 per share; PROVIDED, HOWEVER, that any dividend paid in connection with a redemption pursuant to Section B.3.2 or B.3.3 of this Article Fourth shall be paid in cash and PROVIDED, FURTHER, that the Company shall pay on a PRO RATA basis pursuant to the aggregate of the cash redemption price (based on a cash redemption price equal to $100 per share) on the Series B Preferred Stock and the outstanding principal amount of the Series B Debentures (as hereinafter defined) (i) dividends in cash on account of the Series B Preferred Stock and (ii) interest in cash on account of the Series B Debentures (as hereinafter defined) in an aggregate amount equal to one-third (1/3) of Consolidated Excess Cash Flow (as defined in the Credit Agreement) to the extent permitted by the Credit Agreement and otherwise permitted herein; PROVIDED, FURTHER, that to the extent any funds remain after payment pursuant to the foregoing proviso, the Company shall use such funds to redeem on a PRO RATA basis pursuant to the aggregate of the cash redemption price (based on a cash redemption price equal to $100 per share) on the Series B Preferred Stock and the outstanding principal amount of the Series B Debentures (as hereinafter defined) (i) the Series B Preferred Stock issued in lieu of cash dividends on account of the Series B Preferred Stock from and after the date of this Amended and Restated Certificate of Incorporation at a price equal to $100 per share and (ii) the Series B Debentures issued in lieu of cash interest payments on account of the Series B Debentures from and after the date of this Amended and Restated Certificate of Incorporation at a price equal to $100 per share. Each such payment from Consolidated Excess Cash Flow shall be accompanied by a certificate of the chief financial officer of the Company showing in reasonable detail the calculation of Excess Cash Flow and any amount to be applied in redemption of Series B Preferred Stock pursuant to Section B.3.2(b) of this Article Fourth. For purposes of calculating any dividend to be paid in shares of Series B Preferred Stock, each whole share of the Series B Preferred Stock paid as a dividend hereunder shall be deemed to have a value equal to $100 and each fractional share of the Series B Preferred Stock paid as a dividend hereunder shall be deemed to have a value equal to the product obtained by multiplying such fraction by $100. The issuance of such additional shares of the Series B Preferred Stock shall constitute full payment of the dividend otherwise payable in cash. The Corporation may, at its option, pay in cash the liquidation value of fractional shares of the Series B Preferred Stock in lieu of issuing fractional shares thereof as a dividend.

                  (b) In the case of shares or fractions thereof of the Series B Preferred Stock issued as dividends on shares of the Series B Preferred Stock, such dividends shall be cumulative from the Series B Dividend Payment Date in respect of which such shares were deemed to have been issued as a dividend. Such shares shall be deemed to have been issued on the Series B Dividend Payment Date on which they accrue. In all other cases, dividends shall be cumulative on each share of Series B Preferred Stock from June 30, 1994 (regardless of the fact that such shares were not outstanding on such date).

                  (c) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividends or make any other distribution on the Series A Preferred Stock, the Common Stock or any class or series of stock of the Corporation ranking junior to the Series B Preferred Stock in respect of dividends or upon liquidation, unless the Corporation has paid, or at the same time pays or provides for the payment of, all accrued but unpaid (i) dividends on the Series B Preferred Stock and (ii) mandatory redemption payments required by Section B.3.1 of this Article Fourth or redemption payments on the occurrence of certain events required by Section B.3.3 of this Article Fourth on the Series B Preferred Stock.

                  (d) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not repurchase any of its other capital stock, except as permitted under the Senior Indentures.

                  (e) Dividends payable on the Series B Preferred Stock for any period more or less than a full quarterly dividend period shall be computed on the basis of a 360 day year of twelve 30 day months.

                  (f) All dividends paid with respect to shares of Series B Preferred Stock pursuant to Section B.2(a) of this Article Fourth shall be paid PRO RATA to the holders of the Series B Preferred Stock based upon the liquidation preference of the shares of Series B Preferred Stock held by each holder.

                  3. REDEMPTION OF SERIES B PREFERRED STOCK

                  3.1 MANDATORY REDEMPTION. (a) On June 30, 2001, the Corporation will, to the extent it has Legally Available Funds therefor, redeem all of the shares of Series B Preferred Stock then outstanding; PROVIDED, HOWEVER, that if the Corporation's Senior Subordinated Notes and all monetary obligations under the Credit Agreement have been repaid on or prior to June 30, 1999, then, in such case, the Series B Preferred Stock will be redeemed on June 30, 1999. Redemption pursuant to this Section B.3.1 shall be made at a cash redemption price of $100 per share, plus an amount in cash equal to all accrued but unpaid dividends to the date of redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared).

                  (b) If, on any Series B Dividend Payment Date, one-third of Consolidated Excess Cash Flow exceeds the amount of dividends payable on the Series B Preferred Stock on such date, then the Company shall apply such excess to redeem shares of Series B Preferred Stock issued as dividends pursuant to Section B.2 at a cash redemption price of $100 per share, plus an amount in cash equal to all accrued but unpaid dividends to the date of redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared).

                  3.2 OPTIONAL REDEMPTION. The Series B Preferred Stock shall be redeemable at the option of the Corporation by resolution of its Board of Directors, on thirty days' notice, at any time in whole, or from time to time in part, at a cash redemption price equal to $100 per share plus the Yield-Maintenance Premium (as defined below) plus an amount in cash equal to all dividends accrued but unpaid to the date fixed for redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared). The redemption price, including any accrued and unpaid dividends and the Yield Maintenance Premium, shall be payable out of Legally Available Funds.

                           For purposes of this Section B.3.2, the following
definitions shall apply:

                        "Called Liquidation Preference Value" means, with
                  respect to any share of Series B Preferred Stock, the liquidation preference value of such share of Series B Preferred Stock that is to be redeemed pursuant to Section
                  B.3.2 or B.3.3 of this Article Fourth.

                       "Net Present Value" means, with respect to the Called
                  Liquidation Preference Value of any share of Series B Preferred Stock, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Liquidation Preference Value from their respective scheduled due dates to the Settlement Date with respect to such Called Liquidation Preference Value, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Reinvestment Yield with respect to such Called Liquidation Preference Value.

                       "Reinvestment Yield" means, with respect to the Called
                  Liquidation Preference Value of any share of Series B Preferred Stock, the yield equal to the sum of (a) the yield to maturity implied by the Treasury Constant Maturity Series yield reported in Federal Reserve Statistical Release H.15
                  (519) (or if such publication is not available, the yield quotations for U.S. Treasury Notes (having yields reasonably representative of then current yields) received from three New York dealers of U.S. Treasury Notes of recognized standing) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining Weighted Average Life to Maturity of such Called Liquidation Preference Value as of such Settlement Date and (b) either 1% during the period prior to July 1, 1994 or 2.5% during the period from July 1, 1994 through June 30, 1999. Such implied yield shall be determined
                  (a) by calculating the remaining Weighted Average Life to Maturity of such Called Liquidation Preference Value rounded to the nearest quarter-year and (b) if necessary, by interpolating linearly between such Weighted Average Life to Maturity using the latest one week moving average ending on the Settlement Date.

                            "Remaining Scheduled Payments" means, with respect
                  to the Called Liquidation Preference Value of any share of Series B Preferred Stock, all payments of such Called Liquidation Preference Value and dividends thereon that would be due on or after the Settlement Date with respect to such Called Liquidation Preference Value if no payment of such Called Liquidation Preference Value were made prior to its scheduled due date; PROVIDED, that it shall be presumed that all Remaining Scheduled Payments which are dividends shall be paid in cash.

                       "Settlement Date" means, with respect to the Called
                  Liquidation Preference Value of any share of Series B Preferred Stock, the date on which such Called Liquidation Preference Value is to be redeemed pursuant to Section B.3.2 or B.3.3 of this Article Fourth.

                           "Weighted Average Life to Maturity" of any redemption
                  payment means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such payment by the then amount of such payment. The term "Remaining Dollar-years" of any redemption payment means the amount obtained by (1) multiplying the amount of each repayment or redemption, including repayment or redemption at final maturity or other retirement, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date as of which the calculation is made and the date of that required repayment or redemption and
                  (2) totaling all the products obtained in (1).

                       "Yield-Maintenance Premium" shall mean, with respect to
                  any share of Series B Preferred Stock, a premium equal to the excess, if any, of the Net Present Value of the Called Liquidation Preference Value of such share of Series B Preferred Stock over such Called Liquidation Preference Value. The Yield-Maintenance Premium shall in no event be less than zero.

                  3.3 REDEMPTION UPON OCCURRENCE OF TRIGGERING EVENT. (a) On or prior to the occurrence of a Triggering Event (as defined below), the Corporation shall redeem the Series B Preferred Stock at the following cash redemption prices (expressed as percentages of Called Liquidation Preference Value) if redeemed during the periods set forth below:

         PERIOD                                     PERCENTAGES

         Prior to July 1, 1994                        103.5%
         July 1, 1994 and thereafter                  100%

         together with all accrued but unpaid dividends in cash to the date of the redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared).

                  (b) Notwithstanding the provisions of Section B.3.3(a) of this Article Fourth, if the sum of (i) the amount payable to (A) holders of the Series A Senior Subordinated Notes under Section 3.7(a) of the 1989 Indenture and (B) holders of the Series B Senior Subordinated Notes under Section 3.7(a) of the 1994 Indenture, (ii) the amount payable to holders of the Preferred Stock under Sections A.3.3(a) and B.3.3(a) of this Article Fourth and/or holders of the Debentures (as defined below) under Section 3.7 of each of the Indentures (as defined below); and (iii) the amount of the cash and fair market value of all securities or other property deliverable to a holder of the number of shares of Common Stock receivable upon exercise of the Warrants and/or exchange of the Warrant Stock (as defined in the Warrants) outstanding on the date of the Triggering Event or (if no cash, securities or property is so deliverable) the value of the Warrant Stock (as hereinafter determined) plus, if any portion of Warrants originally issued in accordance with the Securities Purchase Agreement or the Exchange Offer have been repurchased prior to the Triggering Event, the price paid for such Warrants pursuant to the Repurchase Offer (as defined in the Warrants) for such Warrants, would be less than the sum of (x) the amount which would be payable to (A) holders of the Series A Senior Subordinated Notes if the Series A Senior Subordinated Notes were redeemed at the redemption price applicable under Paragraph 5 of the Series A Senior Subordinated Notes and (B) holders of the Series B Senior Subordinated Notes if the Series B Senior Subordinated Notes were redeemed at the redemption price applicable under Paragraph 5 of the Series B Senior Subordinated Notes and (y) the amount which would be payable to holders of the Preferred Stock if the Preferred Stock were redeemed under Sections A.3.2 and B.3.2 of this Article Fourth and/or holders of the Debentures (as defined below) under Section 3.7 of the Indentures, then the Series B Preferred Stock shall be redeemed at the redemption price determined in accordance with Section B.3.2 of this Article Fourth together with all accrued and unpaid dividends to the date of redemption (including, without limitation, the dividend due, if any, on the date of redemption, whether or not declared). For purposes of this Section B.3.3(b) the value of the Warrant Stock (in circumstances where no cash and/or securities or other property are deliverable to a holder of the Common Stock receivable on exercise of the Warrants and/or exchange of the Warrant Stock) and the fair market value of any securities receivable by a holder of shares of Common Stock upon a Triggering Event for which there exists a public market shall be the average of the daily market prices for 30 consecutive Business Days (as defined in Senior Indentures) commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices of such day in the over-the-counter market, as furnished by the NASD Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders (as defined in the Warrants, subject to the qualification below) and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Corporation. In the case the Warrant Stock is not then publicly traded or such consideration includes any securities for which there exists no public market or other property, the value shall be the appraised value of such securities or properties as determined by an independent investment banking firm of nationally recognized standing mutually agreed upon by the Corporation and the Majority Holders or, if they cannot agree upon such selection, as selected by two such independent investment banking firms of nationally recognized standing, one of which shall be selected by the Majority Holders and one of which shall be selected by the Corporation. For purposes of this provision, Majority Holders (as defined in the Warrants) shall be determined solely with reference to those holders of Warrants immediately prior to the commencement of Exercise Period (as defined in the Warrants).

                  (c) The redemption price, including any accrued and unpaid dividends and any applicable premium, shall be payable out of the Legally Available Funds.

                           For purposes of this Section B.3.3, the following
definitions shall apply:

                           "Triggering Event" means (a) a sale or exchange of
                  all or part of any class of securities issued by the Corporation pursuant to an effective registration statement (other than a sale or exchange covered by one or more registration statements relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit plan to purchase an aggregate of no more than 7% of the Common Stock of the Corporation on a fully diluted basis) or a distribution of such securities to the public in a transaction exempt from registration under the Securities Act (as defined in the Senior Indentures) including, without limitation, Rule 144 thereunder (provided that immediately following such distribution the Corporation is subject to the reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended), which results in 25% or more of the Common Stock of the Corporation determined on a fully diluted basis having been sold in one or more such sales, exchanges or distributions, (b) a Disposition, (c) a Surviving Combination,
                  (d) a Non-Surviving Combination and (e) a Sale of Control.

                       "Disposition" means a sale, lease, exchange, conveyance
                  or other disposition of all or substantially all of the Corporation's assets in one transaction or a series of transactions to another Person (as defined in the Senior Indentures).

                       "Surviving Combination" means any merger, consolidation,
                  or other business combination of the Corporation (other than a Permitted Merger) pursuant to which the Corporation is the surviving corporation.

                       "Non-Surviving Combination" means any merger,
                  consolidation or other business combination of the Corporation (other than any Permitted Merger), pursuant to which the Corporation is not the surviving corporation.

                       "Permitted Merger" means any merger of the Corporation
                  into a wholly-owned Subsidiary of the Corporation, any merger of a wholly-owned Subsidiary of the Corporation into the Corporation or any wholly- owned Subsidiary of the Corporation, provided each such merger complies with Article 5 of each of the Senior Indentures, Article IV of the Senior Subordinated Note Guaranty Agreement dated June 12, 1989 made by the guarantors thereunder and Article IV of the Senior Subordinated Note Guaranty Agreement dated as of June 23, 1994 made by the guarantors thereunder.

                       "Sale of Control" means (i) the transfer in one
                  transaction or in a series of transactions of more than 50% of any class of Voting Securities issued by the Corporation then outstanding to a person or a group which, in connection with all of such transactions, would be deemed a "person" under
                  Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or (ii) any sale or other disposition by the Corporation or Vestar/R-S Investment Limited Partnership of any class of Voting Securities of the Corporation which results in Vestar/R-S Investment Limited Partnership owning less than 40% of the voting securities of the Corporation then outstanding on a fully-diluted basis.

                       "Voting Securities" of any corporation means any shares
                  of capital stock of such corporation having general voting power under ordinary circumstances, when voting (together with one or more other classes, if any) as a class, to elect a majority of the board of directors of such corporation irrespective of whether or not at the time securities of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                       "Subsidiary" means (i) any corporation of which the
                  outstanding stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Corporation or by the Corporation and one or more Subsidiaries or by one or more Subsidiaries, (ii) any other Person (as defined in the Senior Indentures) of which at least a majority of voting interest, under ordinary circumstances, is at the time, directly or indirectly, owned or controlled by the Corporation or by the Corporation and one or more Subsidiaries or by one or more Subsidiaries or (iii) any partnership or joint venture in which the Corporation or a Subsidiary is a general partner or joint venturer.

                  3.4 REDEMPTION PROCEDURES. (a) If less than all of the outstanding shares of the Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed pro rata based upon the aggregate shares held by each holder of Series B Preferred Stock. At the time of any redemption hereunder, the Company shall redeem all outstanding shares of Series B Preferred Stock then required to be redeemed before redeeming any shares of Series A Preferred Stock then required to be redeemed.

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption (the "Series B Redemption Date") of shares of the Series B Preferred Stock, a written notice (the "Series B Redemption Notice") shall be mailed to each holder of record of shares of the Series B Preferred

                  Stock to be redeemed in a postage-prepaid envelope addressed to such holder at the last address of such holder shown on the records of the Corporation; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B Preferred Stock to be redeemed, except as to a holder to whom the Corporation has failed to give such notice or except as to a holder whose notice was defective. Such notice shall specify (i) the number of shares being redeemed, (ii) the Series B Redemption Date and (iii) the redemption price and an amount equal to all dividends accrued and unpaid thereon to and including the Series B Redemption Date. In the case of a redemption pursuant to Section
B.3.2 or B.3.3 of this Article Fourth, payment shall be accompanied by a notice setting forth a calculation of the redemption price. The Series B Redemption Notice shall call upon such holder to surrender to the Corporation on the Series B Redemption Date, at the place or places designated in the Series B Redemption Notice, the certificate or certificates representing the number of shares of the Series B Preferred Stock specified in the Series B Redemption Notice to be redeemed. On and after the Series B Redemption Date, each holder of shares of the Series B Preferred Stock to be redeemed shall be entitled to receive the redemption price for such shares upon the presentation and surrender of the certificate or certificates representing such shares at one of the places designated in the Series B Redemption Notice. Each surrendered certificate shall be cancelled. If less than all of the shares represented by any certificate are redeemed, a new certificate shall be issued representing the shares not redeemed. From and after the Series B Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), or from and after the date the Series B Redemption Notice has been sent as aforesaid and a sum sufficient to redeem the shares of the Series B Preferred Stock called for redemption together with all dividends accrued thereon to the Series B Redemption Date, shall have been irrevocably deposited or set aside, all dividends on the shares of the Series B Preferred Stock designated for redemption in the Series B Redemption Notice shall cease to accrue, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof plus dividends thereon to the Series B Redemption Date, upon the surrender of certificates representing such shares, shall cease and terminate, such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                           Shares of Series B Preferred Stock redeemed pursuant to this Section B.3 shall not be reissued.

                  4. VOTING RIGHTS. (a) The holders of the Series B Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any matter or in any proceeding or to be represented on any matter or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. The holders of the Series B Preferred Stock shall be entitled to one vote for each share held on any matter as to which they shall be entitled to vote.

                  (b) If, at any time (i) the equivalent of four or more full quarterly dividend payments on the Series B Preferred Stock shall be in arrears or (ii) the Corporation fails to make the mandatory redemption payment required by Section B.3.1 of this Article Fourth or the redemption payment upon the occurrence of triggering events required by Section B.3.3 of this Article Fourth, then, during the period (the "Series B Class Voting Period") commencing with such time and ending, with respect to clause (i) above, at the time when all arrears in dividends on the Series B Preferred Stock shall have been paid and the full dividend on the Series B Preferred Stock for the then current dividend period shall have been paid or declared and set apart for payment and, with respect to clause (ii) above, at the time when such mandatory redemption payment shall have been made, the number of directors constituting the Board of Directors shall, without further action, be increased by the greater of (i) two directors or (ii) 25% (rounded to the nearest whole number) and the holders of a majority of the outstanding shares of the Series B Preferred Stock shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to nominate and elect directors of the Corporation to fill such newly created directorships, the remaining directors to be nominated and elected as otherwise provided in this Restated Certificate of Incorporation.

                  (c) During the Series B Class Voting Period, the right of the holders of the Series B Preferred Stock to elect directors may be exercised initially either at a special meeting of the holders of the Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of nominating the electing directors and thereafter at such annual meetings or by the written consent of the holders of the Series B Preferred Stock pursuant to the New Jersey Business Corporation Act.

                  (d) At any time after the Series B Class Voting Period shall have commenced, and if the voting rights of the holders of the Series B Preferred Stock shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written requests of holders of record of 25% of the shares of the Series B Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Series B Preferred Stock for the purpose of nominating and electing directors to fill the directorships created by the commencement of the Series B Class Voting Period. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 25% of the shares of the Series B Preferred Stock then outstanding may designate in writing a holder of the Series B Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this Section B.4(d). Notwithstanding the provisions of this Section B.4(d), however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (e) At any meeting held for the purpose of nominating and electing directors at which the holders of the Series B Preferred Stock shall have the right to nominate and elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the Series B Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting of adjournment thereof (i) the absence of a quorum of the holders of the Series B Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Series B Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be nominated and elected by the holders of the Series B Preferred Stock entitled to nominate and elect such directors and (ii) in the absence of a quorum of the holders of any class stock entitled to vote for the election of directors, a majority of the holders of such class present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                  (f) Any director who shall have been elected by holders of the Series B Preferred Stock, or appointed by any director or directors so elected as herein contemplated, may be removed at any time during a Series B Class Voting Period, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the outstanding shares of the Series B Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy thereby created may be filled during such Series B Class Voting Period by the holders of the Series B Preferred Stock, present in person or represented by proxy at such meeting. If any director elected by the Board of Directors of the Corporation to replace a director elected by holders of the Series B Preferred Stock, or appointed by a director or directors in the manner provided in this sentence, dies, resigns, or otherwise ceases to be a director, the resulting vacancy shall, except as otherwise provided in the preceding sentence, be filled by the remaining director(s) theretofore elected by the holders of the Series B Preferred Stock. At the end of the Series B Class Voting Period, (i) the holders of the Series B Preferred Stock shall be automatically divested of all voting power vested in them hereunder, subject always to the subsequent vesting hereunder of voting rights in the holders of the Series B Preferred Stock, as provided in Section B.4(b) of this Article Fourth, (ii) the term of all directors elected by the holders of the Series B Preferred Stock pursuant to the provisions hereof shall expire and (iii) the number of directors constituting the Board of Directors shall, without further action, be decreased by the number of directors whose terms shall have so expired.

                  (g) The Corporation shall indemnify and hold harmless each director elected by the holders of Series B Preferred Stock or appointed by the director so elected pursuant to the provisions of this Section B.4 against any expenses, including attorneys' fees, fines, losses, claims, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any threatened, pending, or completed claim, action, suit, proceeding or investigation arising out of or pertaining to his service as a director of the Corporation to the fullest extent permitted by law; each such director shall be entitled to advancement of expenses prior to a final disposition of such claim, action, suit, proceeding or investigation upon receipt of an undertaking by such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation in accordance with applicable law. The provisions hereof regarding indemnification and advancement of expenses shall not be deemed exclusive of any other rights which such director seeking indemnification or advancement of expenses may be entitled to under the provisions of this Restated Certificate of Incorporation or by-laws of the Corporation or any agreement with the Corporation to which he is a party.

                  (h) For the purposes of this Section B.4, no shares of Series B Preferred Stock held by the Corporation or any of its affiliates shall be deemed to be outstanding shares of Series B Preferred Stock.

                  5. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation available for distribution to stockholders, the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for such distribution, the amount of $100 in cash for each share of the Series B Preferred Stock, plus an amount in cash equal to all dividends (whether or not declared) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Series A Preferred Stock, the Common Stock or any other capital stock of the Corporation. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes or series of stock ranking on liquidation junior to the Series B Preferred Stock shall be entitled, to the exclusion of the holders of shares of the Series B Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to holders of the Series B Preferred Stock, the holders of such shares shall share ratably in such distribution of assets based upon the shares held by such holders of Series B Preferred Stock.

                           For purposes hereof, a liquidation, dissolution or winding up shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or (ii) a sale, lease or exchange of all or substantially all of the Corporation's assets.

                  6. EXCHANGE. (a) The shares of the Series B Preferred Stock are exchangeable, in whole but not in part, at the option of the Corporation at any time on any Series B Dividend Payment Date, subject to certain restrictions in the Credit Agreement, for the Corporation's 15% Series B Junior Subordinated Debentures Due 2001 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures"), which Series B Debentures shall be issued pursuant to an indenture (the "Series B Indenture" and, together with the Series A Indenture, the "Indentures") and guarantied pursuant to a guaranty (the "Series B Guaranty"), (copies of the forms of which Series B Indenture and Series B Guaranty will be made available for inspection at the Corporation's principal place of business by any holder of shares of the Series B Preferred Stock and the forms of which may be amended prior to the first such exchange with the approval of the Company and the holders of a majority of the outstanding shares of Series B Preferred Stock); PROVIDED, HOWEVER, that on the date of exchange (i) if the shares of the Series B Preferred Stock are registered under the Securities Act, the Series B Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) there shall be no dividend arrearages (including the dividend payable on the date of exchange) on the shares of the Series B Preferred Stock,
(iii) the Corporation shall not be in default in its obligations under Section
B.3 of this Article Fourth, (iv) an "Event of Default" (as such term is defined in the Series B Indenture and the Series B Guaranty) shall not have occurred and be continuing (after giving effect to the exchange of the Series B Preferred Stock for the Series B Debentures as contemplated herein), (v) all of the conditions for the authentication of the Series B Debentures and the Series B Guaranties shall have been satisfied; and (vi) an opinion of counsel to the Corporation as to the due authorization, execution, delivery and validity of the Series B Indenture and the Series B Debentures, the exchange of Series B Preferred Stock therefor and any qualification of the Series B Indenture under the Trust Indenture Act of 1939, as amended, shall have been delivered to the trustee under the Series B Indenture. Holders of outstanding shares of the Series B Preferred Stock will be entitled to receive $100 principal amount of Series B Debentures in exchange for each share of the Series B Preferred Stock held by them at the time of exchange. In the event that such exchange would result in the issuance of a Series B Debenture to a holder of the Series B Preferred Stock in a principal amount which is not a multiple of $1,000, at the option of the Corporation, the difference between such principal amount and the highest multiple of $1,000 which is less than such principal amount shall be paid to such holder in cash.

                  (b) The Corporation will mail to each holder of record of shares of the Series B Preferred Stock written notice (the "Series B Exchange Notice") of its intention to exchange not less than 30 nor more than 60 days prior to the date fixed for the exchange (the "Series B Exchange Date"). Each Series B Exchange Notice shall state (i) the Series B Exchange Date, (ii) the place or places where certificates for such shares of the Series B Preferred Stock are to be surrendered for exchange into Series B Debentures and (iii) a statement that dividends will cease to accrue on the Series B Exchange Date. Neither the form of Series B Indenture nor the form of Series B Guaranty may be amended or supplemented before the Series B Exchange Date without the affirmative vote or written consent of the holders of a majority in outstanding liquidation preference of the then outstanding shares of the Series B Preferred Stock, except for such changes as would not adversely affect the rights of the holders of the Series B Preferred Stock. The Corporation will cause the Series B Debentures to be authenticated on the Series B Exchange Date and the Corporation will pay interest on the Series B Debentures at the rate and on the dates specified in the Series B Indenture from the Series B Exchange Date.

                  (c) The shares of the Series B Preferred Stock are exchangeable, in whole or in part, at the option of the holders thereof at any time or from time to time on any Series B Dividend Payment Date on or after June 30, 1999, for the Series B Debentures, which Series B Debentures shall be issued pursuant to the Series B Indenture and Series B Guaranty referred to in Section B.6(a) of this Article Fourth, and the Corporation shall take all action necessary to fulfill the requirements set forth in the proviso in Section B.6(a) of this Article Fourth. Holders of outstanding shares of the Series B Preferred Stock who exercise their option to exchange such shares for Series B Debentures will be entitled to receive $100 principal amount of Series B Debentures plus cash equal to all accrued and unpaid dividends through the Series B Exchange Date in exchange for each share of the Series B Preferred Stock so exchanged. Such holder may, at its option by prompt written notice to the Corporation, elect to receive additional Series B Debentures in the principal amount equal to such accrued but unpaid dividends together with the Series B Debentures exchanged for Series B Preferred Stock. In the event that accrued and unpaid dividends on such holder's shares of Series B Preferred Stock are not paid in cash or, at such holder's option, received as additional Series B Debentures in lieu of cash, such accrued and unpaid dividends shall remain outstanding and such holder's rights thereto shall not be impaired by such exchange. The Corporation shall not be obligated to issue Series B Debentures in exchange for shares of Series B Preferred Stock in accordance with this provision unless the aggregate liquidation preference value of the Series B Preferred Stock to be exchanged for Series B Debentures is equal to or greater than $1,000.

                  (d) In the case of an exchange pursuant to Section B.6(c) of this Article Fourth, each of the holders of record of shares of the Series B Preferred Stock may mail, telecopy or personally deliver to the Corporation a written request (the "Series B Holder Exchange Request") stating such holder's intention to exchange shares of Series B Preferred Stock for Series B Debentures on a date which shall be not more than 15 nor less than 3 days after the date of such Series B Holder Exchange Request (the "Series B Holder Exchange Date") and the number of shares to be exchanged. If the accrued dividends on any shares to be exchanged for the Series B Debentures are not $1,000 or a multiple thereof, the difference between the principal amount of Series B Debentures receivable in exchange therefor and the highest multiple of $1,000 which is less than such principal amount shall be paid to such holder in cash on the Series B Holder Exchange Date. The Corporation shall, upon receipt of any Series B Holder Exchange Request, mail to the holder requesting an exchange a written notice (the "Series B Holder Exchange Notice") stating (i) the place or places where certificates for such shares of the Series B Preferred Stock are to be surrendered for exchange into Series B Debentures and the payment of any accrued dividend, and (ii) a statement that dividends will cease to accrue on the Series

B Holder Exchange Date; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the exchange of any shares of Series B Preferred Stock to be exchanged, except as to a holder to whom the Corporation has failed to give such notice or except as to the holder whose notice was defective.

                  (e) If the Series B Exchange Notice or the Series B Holder Exchange Notice, as the case may be, has been mailed as aforesaid, and if the Corporation has satisfied all of the terms and conditions of this Section B.6 and issued the Series B Debentures in accordance with the terms hereof on the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be, from and after the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be (unless default shall be made by the Corporation in issuing Series B Debentures in exchange for, or in making the final dividend payment on, the outstanding shares of the Series B Preferred Stock on the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be), dividends on the shares of the Series B Preferred Stock shall cease to accrue, such shares shall no longer be deemed to be issued and outstanding for any purpose, and all rights of the holders of shares of the Series B Preferred Stock (except the right to receive from the Corporation the Series B Debentures and cash for any accrued and unpaid dividends payable on the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be, including dividends accruing to and including the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be) shall cease and terminate. Upon surrender in accordance with the Series B Exchange Notice or the Series B Holder Exchange Notice, as the case may be, of the certificates for any shares of the Series B Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require and the Series B Exchange Notice or the Series B Holder Exchange Notice, as the case may be, shall so state), such shares shall be exchanged by the Corporation into Series B Debentures as aforesaid. In the event that the Corporation defaults in issuing Series B Debentures in exchange for any of the Series B Preferred Stock, from and after the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be, the holder of such shares shall be entitled to receive the Series B Debentures and all payments thereon (including interest and redemption payments) as if the Series B Debentures had actually been issued on the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be. In such event, the holders of Series B Preferred Stock shall retain the right to receive any accrued and unpaid dividends on such shares (including dividends accruing to and including the Series B Exchange Date or the Series B Holder Exchange Date, as the case may be).

                  7. LIMITATIONS. So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds of the shares of the Series B Preferred Stock then outstanding, voting as a class, authorize, create or issue any (A) equity securities of the Corporation having rights, preferences or priorities (including dividend and liquidation preferences) on a parity with or superior to the Series B Preferred Stock or (B) any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having rights, preferences or priorities (including dividend and liquidation preferences) on a parity with or superior to the Series B Preferred Stock.

                  8. AMENDMENTS. So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least 80% of the shares of the Series B Preferred Stock then outstanding, voting as a class, alter, amend, modify or supplement this Article Fourth or change the preferences, rights or powers with respect to the Series B Preferred Stock so as to affect such stock adversely, except that no such alteration, amendment, modification or supplement of the payment terms, voting rights or exchange rights of the Series B Preferred Stock shall be made without the affirmative vote, or the written consent of the holders of 100% of the Series B Preferred Stock then outstanding.

                  9. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of the Series B Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  10. NOTICES. Any notice required by the provisions of this Article Fourth to be given to the holders of shares of the Series B Preferred Stock shall be deemed given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

                  FIFTH:  The Corporation is to have perpetual existence.

                  SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of the New Jersey Business Corporation Act and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of the New Jersey Business Corporation Act shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this Restated Certificate of Incorporation.

                  3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of the New Jersey Business Corporation Act or other applicable law shall otherwise require.

                  SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended and supplemented. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHTH: The Corporation shall, to the fullest extent permitted by the New Jersey Business Corporation Act as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  NINTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New Jersey at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

                  TENTH: This Restated Certificate of Incorporation was approved and adopted in accordance with the New Jersey Business Corporation Act on June 22, 1994. The total number of shares entitled to vote on the adoption of this Restated Certificate of Incorporation was 649,000 shares of Common Stock, and total number of shares entitled to vote on the amendments to Article Fourth hereof which were effected by the adoption of this Restated Certificate of Incorporation was 182,242 shares of Series A Preferred Stock voting as a group.

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                                                                              33

                  ELEVENTH: The number of shares of Common Stock voting for and against the adoption of this Restated Certificate of Incorporation is 649,000 and 0, respectively, and the number of shares of Series A Preferred Stock voting for and against the adoption of the amendments to Article Fourth hereof is 179,548 and 0, respectively.

                  TWELFTH: This Amended and Restated Certificate of Incorporation shall become effective on July 4, 1994.


Signed on June 23, 1994


                                                     RUSSELL-STANLEY CORP.


                                                     By:/S/ JOHN W. PRIESING
                                                        Name:  John Priesing
                                                        Title: Chairman and CEO

                            CERTIFICATE OF AMENDMENT
                                       TO
                            THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             RUSSELL-STANLEY CORP.

TO:      Secretary of State
         State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), of the New Jersey Business Corporation Act, the undersigned corporation (the "Corporation") executes the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation:

         1.       The name of the Corporation is Russell-Stanley Corp.

         2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting a new paragraph THIRTEENTH which shall provide as follows:

                  "THIRTEENTH: The shares of Common Stock of the Corporation shall have no preemptive rights whether pursuant to Section 14A:5-29, pursuant to common law or otherwise."

         3. This Amendment was approved and adopted by the Board of Directors of the Corporation on June 10, 1997 and was approved and adopted by the shareholders of the Corporation on June 10, 1997.

         4. The total number of shares entitled to vote on this Amendment was 645,000.

         5. Pursuant to Section 14A:5-6(2), 500,000 shares of common stock of the Corporation, being in excess of two-thirds (2/3) of the issued and outstanding shares of common stock of the Corporation, voted in favor of this Amendment and notice of such vote was provided to the common shareholders of the Corporation who did not participate in such vote in accordance with Section 14A:5-6(2)(b).

         6. This Certificate of Amendment shall be effective as of the date of filing.



                                    RUSSELL-STANLEY CORP.


Dated:   June 10, 1997              By: /S/ ROBERT L. SINGLETON
                                        --------------------------------------
                                            Robert L. Singleton
                                            President